EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth L. Johnson, Treasurer of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 2 to the Annual Report on Form 10-KSB/A of St. Joseph, Inc., for the fiscal year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

Date: September 9, 2008

By:/s/ Kenneth L. Johnson
Name: Kenneth L. Johnson
Title: Treasurer